Exhibit 99.1

Saia Reports Fourth Quarter Results

JOHNS CREEK, GA – February 2, 2024 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported fourth quarter 2023 financial results. Diluted earnings per share for the quarter were $3.33 compared to $2.65 in the fourth quarter of 2022. Full year diluted earnings per share were $13.26 in 2023 compared to $13.40 in 2022.

Highlights from the fourth quarter and full year operating results were as follows:

Fourth Quarter 2023 Compared to Fourth Quarter 2022 Results

•
Revenue was $751.1 million, a 14.5% increase
•
Operating income was $112.7 million, a 21.5% increase
•
Operating ratio of 85.0% compared to 85.9%
•
LTL shipments per workday increased 18.1%
•
LTL tonnage per workday increased 8.2%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue, increased 11.7%
•
LTL revenue per shipment, excluding fuel surcharge revenue, increased 2.4%

Full Year 2023 Results Compared to Full Year 2022 Results

•
Revenue was $2.9 billion, a 3.2% increase
•
Operating income was $460.5 million, a 2.1% decrease
•
Operating ratio of 84.0% compared to 83.1%
•
LTL shipments per workday increased 4.3%
•
LTL tonnage per workday increased 1.7%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue, increased 6.9%
•
LTL revenue per shipment, excluding fuel surcharge revenue, increased 4.2%

Saia President and CEO, Fritz Holzgrefe, commented on the quarter stating, “I am pleased to bring 2023 to a close by reporting that our fourth quarter operating ratio improved by 90 basis points year-over-year to 85.0%. Our market share gains have been meaningful since last summer's industry disruption, and it has been very satisfying for our organization to step up and provide excellent service to both new and

Saia, Inc. Fourth Quarter 2023 Results

existing customers. To this end, we have onboarded nearly 1,500 new associates since the end of the second quarter and closed the year with just under 14,000 employees company-wide.”

“We ended the fourth quarter by being the winning bidder for the purchase of 17 terminals, along with lease rights for 11 additional terminal properties. We completed the acquisition of these properties in mid-January. These terminals, once opened, will allow us to provide direct coverage in new markets, add density in existing markets and serve as replacement terminals for some of our existing leased and owned facilities. In 2024, we have plans to open 15-20 new terminals and will relocate from a handful of existing properties into new locations,” continued Holzgrefe.

“Saia celebrates its 100th anniversary in 2024, and our future has never been brighter. As we add direct service to new geographies, we are rounding out our value proposition through a strong service offering, including a claims ratio of 0.63% in 2023, which is among the best in our industry. Our customers who value that level of quality have shown that they will increasingly use our service when we add new coverage areas,” said Holzgrefe.

“Moving into 2024, we remain focused on operational excellence in order to meet customer expectations. In doing so, we are able to price for that high level of service which is key to achieving our profitability goals,” concluded Holzgrefe.

Financial Position and Capital Expenditures

We ended 2023 with $296.2 million of cash on hand and total debt of $16.5 million, which compares to $187.4 million of cash on hand and total debt of $31.0 million at December 31, 2022.

Net capital expenditures were $437.2 million during 2023, compared to $365.5 million in net capital expenditures during 2022. In 2024, we anticipate that net capital expenditures will be approximately $1 billion, subject to ongoing evaluation of market conditions.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 1-888-440-5655 or 1-646-960-0338 referencing conference ID #9246157. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through March 3, 2024 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-800-770-2030 or 1-647-362-9199 referencing conference ID #9246157.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 194 terminals with service across 45 states. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Saia, Inc. Fourth Quarter 2023 Results

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in operating expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (10) failure to keep pace with technological developments; (11) labor relations, including the adverse impact should a portion of our workforce become unionized; (12) cost, availability and resale value of real property and revenue equipment; (13) supply chain disruption and delays on new equipment delivery; (14) capacity and highway infrastructure constraints; (15) risks arising from international business operations and relationships; (16) seasonal factors, harsh weather and disasters caused by climate change; (17) economic declines in the geographic regions or industries in which our customers operate; (18) the creditworthiness of our customers and their ability to pay for services; (19) our need for capital and uncertainty of the credit markets; (20) the possibility of defaults under our debt agreements, including violation of financial covenants; (21) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (22) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (23) dependence on key employees; (24) employee turnover from changes to compensation and benefits or market factors; (25) increased costs of healthcare benefits; (26) damage to our reputation from adverse publicity, including from the use of or impact from social media; (27) failure to make future acquisitions or to achieve acquisition synergies; (28) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (29) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (30) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and

Saia, Inc. Fourth Quarter 2023 Results

environmental regulations; (31) unforeseen costs from new and existing data privacy laws; (32) changes in accounting and financial standards or practices; (33) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic; (34) international conflicts and geopolitical instability; (35) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (36) provisions in our governing documents and Delaware law that may have anti-takeover effects; (37) issuances of equity that would dilute stock ownership; (38) weakness, disruption or loss of confidence in financial or credit markets; and (39) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

# # #

CONTACT: Saia, Inc.

Douglas Col

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets

Current Assets:
Cash and cash equivalents	$296,215	$187,390
Accounts receivable, net	311,742	290,306
Prepaid expenses and other	40,737	53,190
Total current assets	648,694	530,886

Property and Equipment:
Cost	2,881,800	2,478,824
Less: accumulated depreciation	1,118,492	996,204
Net property and equipment	1,763,308	1,482,620
Operating Lease Right-of-Use Assets	118,734	120,455
Other Assets	52,829	40,749
Total assets	$2,583,565	$2,174,710

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$141,877	$99,792
Wages and employees' benefits	75,514	66,684
Other current liabilities	68,735	68,165
Current portion of long-term debt	10,173	14,519
Current portion of operating lease liability	25,757	24,925
Total current liabilities	322,056	274,085

Other Liabilities:
Long-term debt, less current portion	6,315	16,489
Operating lease liability, less current portion	96,462	98,581
Deferred income taxes	155,841	145,771
Claims, insurance and other	61,397	60,443
Total other liabilities	320,015	321,284

Stockholders' Equity:
Common stock	27	26
Additional paid-in capital	285,092	277,366
Deferred compensation trust	(5,679)	(5,248)
Retained earnings	1,662,054	1,307,197
Total stockholders' equity	1,941,494	1,579,341
Total liabilities and stockholders' equity	$2,583,565	$2,174,710

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Years Ended December 31, 2023 and 2022
(Amounts in thousands, except per share data)
(Unaudited)

	Fourth Quarter		Years
	2023	2022	2023	2022
Operating Revenue	$751,132	$655,726	$2,881,433	$2,792,057

Operating Expenses:
Salaries, wages and employees' benefits	345,831	287,777	1,301,280	1,169,539
Purchased transportation	65,444	60,377	238,688	315,896
Fuel, operating expenses and supplies	144,291	144,694	563,688	558,456
Operating taxes and licenses	18,002	15,011	69,542	63,824
Claims and insurance	18,945	15,661	67,984	56,601
Depreciation and amortization	45,689	39,625	178,845	157,203
Operating losses (gains), net	267	(110)	910	50
Total operating expenses	638,469	563,035	2,420,937	2,321,569

Operating Income	112,663	92,691	460,496	470,488

Nonoperating (Income) Expenses:
Interest expense	935	670	2,535	2,611
Interest income	(3,158)	(83)	(6,208)	(217)
Other, net	(722)	(1,160)	(2,058)	46
Nonoperating (income) expenses, net	(2,945)	(573)	(5,731)	2,440

Income Before Income Taxes	115,608	93,264	466,227	468,048
Income Tax Provision	26,380	22,402	111,370	110,626
Net Income	$89,228	$70,862	$354,857	$357,422

Weighted average common shares outstanding - basic	26,648	26,561	26,632	26,520
Weighted average common shares outstanding - diluted	26,785	26,691	26,763	26,674

Basic earnings per share	$3.35	$2.67	$13.32	$13.48
Diluted earnings per share	$3.33	$2.65	$13.26	$13.40

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the twelve months ended December 31, 2023 and 2022
(Amounts in thousands)
(Unaudited)
	Years
	2023	2022
Operating Activities:
Net cash provided by operating activities	$577,945	$473,026
Net cash provided by operating activities	577,945	473,026

Investing Activities:
Acquisition of property and equipment	(439,879)	(367,429)
Proceeds from disposal of property and equipment	2,727	1,917
Other	(11,544)	–
Net cash used in investing activities	(448,696)	(365,512)

Financing Activities:
Proceeds from stock option exercises	4,875	4,511
Shares withheld for taxes	(9,216)	(11,752)
Other financing activity	(16,083)	(19,471)
Net cash used in financing activities	(20,424)	(26,712)

Net Increase in Cash and Cash Equivalents	108,825	80,802
Cash and Cash Equivalents, beginning of period	187,390	106,588
Cash and Cash Equivalents, end of period	$296,215	$187,390

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended December 31, 2023 and 2022
(Unaudited)

				Fourth Quarter
	Fourth Quarter		%	Amount/Workday		%
	2023	2022	Change	2023	2022	Change
Workdays				61	61
Operating ratio	85.0%	85.9%
LTL tonnage (1)	1,345	1,243	8.2	22.05	20.37	8.2
LTL shipments (1)	2,047	1,734	18.1	33.56	28.43	18.1
LTL revenue/cwt.	$27.21	$25.42	7.0
LTL revenue/cwt., excluding fuel surcharges	$22.47	$20.11	11.7
LTL revenue/shipment	$357.50	$364.44	(1.9)
LTL revenue/shipment, excluding fuel surcharges	$295.22	$288.34	2.4
LTL pounds/shipment	1,314	1,433	(8.3)
LTL length of haul (2)	895	892	0.3

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.

Saia, Inc. and Subsidiaries
Financial Information
For the Years Ended December 31, 2023 and 2022
(Unaudited)

				Year Over Year
	Year Over Year		%	Amount/Workday		%
	2023	2022	Change	2023	2022	Change
Workdays				252	253
Operating ratio	84.0%	83.1%
LTL tonnage (1)	5,543	5,473	1.3	22.00	21.63	1.7
LTL shipments (1)	7,997	7,697	3.9	31.73	30.42	4.3
LTL revenue/cwt.	$25.38	$24.70	2.8
LTL revenue/cwt., excluding fuel surcharges	$20.99	$19.63	6.9
LTL revenue/shipment	$351.90	$351.27	0.2
LTL revenue/shipment, excluding fuel surcharges	$291.00	$279.16	4.2
LTL pounds/shipment	1,386	1,422	(2.5)
LTL length of haul (2)	894	904	(1.1)

(1)	In thousands.

(2) In miles.